Exhibit 99.2

DOVER MOTORSPORTS, INC.

SUPPLEMENTAL DATA

RECONCILIATION OF OPERATING (LOSS) EARNINGS TO ADJUSTED EBITDA

In Thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of operating (loss) earnings to adjusted EBITDA:	2010	2009	2010	2009
Operating (loss) earnings	$(906)	$7,755	$(7,368)	$1,018
Impairment charge	7,964	—	7,964	—
Depreciation and amortization	1,569	1,617	3,151	3,182

Adjusted EBITDA	$8,627	$9,372	$3,747	$4,200

We define EBITDA as earnings before interest, taxes, depreciation and amortization and Adjusted EBITDA as EBITDA before the impairment charge. EBITDA is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our operations. We believe that EBITDA provides useful information to investors regarding our ability to service debt. EBITDA should not be construed as an alternative to operating earnings (as an indicator of our operating performance) or cash flows from operations (as a measure of liquidity) as determined in accordance with accounting principles generally accepted in the United States of America. Not all companies calculate EBITDA in the same manner, and Adjusted EBITDA as presented by Dover Motorsports, Inc. may not be comparable to similarly titled measures presented by other companies.